EXHIBIT 10.43
                             Settlement Agreement


     This Settlement Agreement ("Agreement") is made this 3rd day of March, 1995, by and between Robertson-Ceco Corporation ("Robertson-Ceco") and Federal Insurance Company ("Federal").

     WHEREAS, Robertson-Ceco is the successor entity resulting from a merger between H. H. Robertson Company and Ceco Industries, Inc. which occurred on or about November 8, 1990; and

     WHEREAS, Federal and H. H. Robertson Company had previously entered into a General Agreement of Indemnity on May 9, 1977, a copy of which is attached hereto as Exhibit A, which provided that bonds and other undertakings by Federal on behalf of H. H. Robertson Company would be subject to the terms and conditions contained therein; and

     WHEREAS, in August, 1986, pursuant to the General Agreement of Indemnity, Federal issued a Performance Bond ("the Performance Bond"), a copy of which is attached hereto as Exhibit B in the amount of $26,692,000 in favor of Tishman Construction Corporation ("Tishman") and Morgan Guaranty Trust Company ("Morgan") relating to a subcontract entered into between Tishman (as general contractor) and the Cupples Products Division of H. H. Robertson Company (as subcontractor) by which the Cupples Products Division of H.H. Robertson Company agreed to construct a curtain wall for the building which Tishman agreed to construct for Morgan at 60 Wall Street, New York, New York (the "Project"); and

     WHEREAS, litigation entitled Cupples Products Division of H.H. Robertson Company, Plaintiff -against- Morgan Guaranty Trust Company of New York, et al., Defendants has been filed in the New York State Supreme Court (New York County Clerk's Index Number 19448/90) by and between Robertson-Ceco (as the successor to H. H. Robertson Company), Tishman, Morgan, Federal and others concerning the performance of Robertson-Ceco's subcontract and the amounts allegedly due to or from Robertson-Ceco as the result of its performance pursuant to its subcontract, in which Robertson-Ceco has claimed damages from Tishman and Morgan in an amount in excess of $14 million, and concerning Federal's obligations with respect to amounts allegedly owed by Robertson-Ceco to Tishman and/or Morgan (the "New York Litigation"); and

     WHEREAS, the parties believe that Robertson-Ceco's losses of over $14 million were caused by the breaches of contract by Morgan and Tishman, and that Robertson-Ceco and Federal have meritorious defenses to Morgan's and Tishman's claims; and

     WHEREAS, on or about November 21, 1994, Federal filed a lawsuit in the United States District Court for the District of Massachusetts entitled Federal Insurance Company, Plaintiff -against- Robertson-Ceco Corporation, Defendant (Civil Action No. 94-12316-PBS), (the "Massachusetts Litigation"), alleging various claims relating to the obligations of Robertson-Ceco under or relating to, the General Agreement of Indemnity arising by virtue of Federal's execution of the Performance Bond; and

     WHEREAS, Federal has incurred extraordinary expenses in the form of attorney's fees, expert fees and fees expended to enforce the obligations of Robertson-Ceco under the General Agreement of Indemnity, and

     WHEREAS, Federal will continue to incur extraordinary expenses in the form of attorney's fees and expert fees necessary to prepare for and conduct the trial of the New York Litigation.

     WHEREAS, Robertson-Ceco for its own business reasons unrelated to the merit or lack thereof of Morgan's and Tishman's claims, wants to fix and limit its potential liability to Federal arising out of the New York Litigation.

     WHEREAS, the parties hereto desire to settle the Massachusetts
Litigation and settle and compromise the respective rights, duties and obligations between Robertson-Ceco and Federal pursuant to the New York Litigation so as to relieve Robertson-Ceco of any further involvement, expense or potential liability with respect to the New York Litigation except as the consideration stated in the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises set forth below, the sufficiency of which is mutually acknowledged by the parties hereto, the parties agree as follows:

     The Pettibone Note

     1. Robertson-Ceco hereby represents that it has entered into an agreement with Pettibone Corporation ("Pettibone") for the sale of the Ceco Concrete Division of Robertson-Ceco and that as part of the consideration of that transaction, Pettibone will deliver to Robertson-Ceco a note made by Ceco Concrete Construction Corp., payment of which is guaranteed by Pettibone, in the amount of three million dollars ($3,000,000) (the "Pettibone Note") to be paid over three years bearing an interest rate of seven percent (7%) per annum. A copy of the form of the Pettibone Note is attached hereto as Exhibit C.

     Robertson-Ceco's Obligation

     2. In addition to its other obligations, Robertson-Ceco, in consideration of the agreements of Federal contained herein, shall pay to Federal the sum of seven million ($7,000,000) dollars without interest, in twenty-eight consecutive quarterly installments of two hundred fifty thousand ($250,000) dollars. The first such payment shall be made three weeks after the Closing Date (as defined in Section 6 hereof) with subsequent payments every three months thereafter.

     Robertson-Ceco's Obligations at Closing

     3. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, on the Closing Date (as defined in Section 6) Robertson-Ceco shall:

          a. Assign and deliver to Federal the Pettibone Note together with the written consent, in form acceptable to counsel for Federal, by Ceco Concrete Construction Corp. and Pettibone to such assignment which further confirms that Pettibone's guarantee runs directly to Federal upon such assignment and delivery;

          b. Deliver to Federal a guarantee of the Pettibone Note in the form of a financial guarantee Insurance Policy issued by Asset Guaranty Insurance Company, securing the payment of all principal and interest of the Pettibone Note in accordance with the terms of the Pettibone Note, the premium for said policy having been fully paid for the full term of the Pettibone Note, said policy to be delivered in the form attached as Exhibit D;

          c. Deliver to Federal a Security Agreement in the form annexed as Exhibit E which grants to Federal a security interest in all of the assets of Robertson-Ceco subject only to the prior interest of Foothill Capital Corporation ("Foothill"), Wells Fargo Bank, ACSTAR Insurance Company, Reliance Insurance Company, United Pacific Insurance Company and Planet Insurance Company (the "R-C Secured Parties") in order to secure payment by Robertson-Ceco of the seven million dollars ($7,000,000) as set forth in
Section 2 above;

          d. Deliver to Federal all financing statements and/or other documents required by Federal's counsel to perfect Federal's Security interest in Robertson-Ceco's assets pursuant to the Security Agreement; and

          e.   Deliver to Federal a release in the form annexed as Exhibit
F.

          f. Deliver to Federal documents signed by each of the R-C Secured Parties who have a security interest in the Pettibone Note releasing such security interest or other right which any of them may hold in the Pettibone Note.

     Federal's Obligations at Closing

     4. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, on the Closing Date (as defined in Section 6) Federal shall:

          a. Deliver to Robertson-Ceco a Limited Release in the form annexed as Exhibit G.

     Joint Obligations of Robertson-Ceco and Federal at Closing

     5. At the Closing each of the parties by its attorneys will execute an Agreement for Judgment in the form annexed as Exhibit H allowing for the entry of judgment in the amount of $7,000,000 in the Massachusetts Litigation which shall then be given to Federal. Federal agrees (1) that it will file such Agreement for Judgment and obtain a judgment based upon such Agreement only in the event of a default by Robertson-Ceco of the sort described in Sections 12 and/or 24 hereof. Federal shall also concurrently furnish Robertson-Ceco with a satisfaction of judgment for the amount that Robertson-Ceco has paid of the $7,000,000 prior to the time that Federal files such Agreement for Judgment. Within ten (10) days after the Closing, Federal and Robertson-Ceco shall seek dismissal of the Massachusetts Litigation subject to the Court's retaining continuing jurisdiction to enter judgment for Federal pursuant to such Agreement for Judgment until such time that there has been receipt by Federal of full payment on the Pettibone Note and the $7,000,000 to be paid by Robertson-Ceco. Such dismissal shall further provide that each party is to bear its own fees and expenses with respect to the Massachusetts Litigation.

     The Closing

     6. The closing (the "Closing") of the transaction contemplated by this Agreement will be held simultaneously with the closing of the transaction between Pettibone and Robertson-Ceco or at such other time or on such other date as shall be mutually agreed in writing by Federal and Robertson-Ceco (the "Closing Date"). The Closing shall take place at the offices of Sacks Montgomery, counsel for Federal, 800 Third Avenue, New York, New York 10022 or such other location as the parties may mutually agree upon.

     Representations and Warranties of Robertson-Ceco

     7. Robertson-Ceco hereby represents and warrants to Federal as follows:

          a. Corporate Existence. Robertson-Ceco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted.

          b. Corporate Power and Authority. Robertson-Ceco has full corporate power and authority to enter into this Agreement, perform its obligations hereunder, and carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Robertson-Ceco of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, shareholder and other actions on the part of Robertson-Ceco required by applicable law, its certificate of incorporation or by-laws, or otherwise. This Agreement constitutes the legal, valid and binding obligation of Robertson-Ceco, enforceable against it in accordance with its terms, except
(i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          c. No Violation. Neither the execution and delivery of this Agreement nor the performance by Robertson-Ceco of its obligations hereunder nor the consummation of the transactions contemplated hereby will (i) contravene any provision of the certificate of incorporation or by-laws of Robertson-Ceco; (ii) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of Robertson-Ceco under, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien (as defined in Section 6(e)), upon any property or assets of Robertson-Ceco under any mortgage, indenture, lease, contract, agreement, instrument or commitment to which Robertson-Ceco is a party or by which it or any of its assets or properties, may be bound; or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Robertson-Ceco is subject or by which Robertson-Ceco or any of its assets or properties, are bound.

          d. Consents and Approvals of Governmental Authorities. Except as set forth in Schedule 1, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by or on behalf of Robertson-Ceco in connection with the execution, delivery or performance of this Agreement by Robertson-Ceco.

          e. Title to Properties; Encumbrances. Robertson-Ceco, as of the Closing, will have good and marketable title to the Pettibone Note which shall not be subject to any Lien. As of the Closing, Robertson-Ceco will have good and marketable title to its assets, other than the Pettibone Note, which shall not be subject to any Liens other than the security interest of the R-C Secured Parties. When used in this Agreement, "Lien" or "Liens" shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind, but excluding any of the foregoing on real property that does not materially adversely affect the business of Robertson-Ceco.

          f. Litigation. There are no actions or proceedings pending, or, to the best of Robertson-Ceco's knowledge, threatened, against Robertson-Ceco or Pettibone before any court, arbitrator or administrative governmental body which questions or challenges the validity of this Agreement or any action taken or proposed to be taken by Robertson-Ceco pursuant to this Agreement or in connection with the transactions contemplated hereby or the validity of the transaction with Pettibone whereby Robertson-Ceco is to acquire the Pettibone Note except as set forth on Schedule 2.

          g. Laws. By executing this Agreement and completing the transactions contemplated hereby Robertson-Ceco will not violate any State, Federal or Local statute, ordinance or regulation.

          h. Consideration. Robertson-Ceco confirms that Federal is defending, indemnifying and releasing Robertson-Ceco as specified in this Agreement in consideration for Robertson-Ceco's furnishing the Pettibone Note, making payment of $7,000,000 and carrying out its other obligations under this Agreement.

     Representations and Warranties of Federal

     8.   Federal hereby represents and warrants to Roberts-Ceco as follows:

          a. Corporate Existence. Federal is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power and authority to conduct its business as it is now being conducted.

          b. Corporate Power and Authority. Federal has full corporate power and authority to enter into this Agreement, perform its obligations hereunder, and carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Federal of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, shareholder and other actions on the part of Federal required by applicable law, its certificate of incorporation or by-laws, or otherwise. This Agreement constitutes the legal, valid and binding obligation of Federal, enforceable against it in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          c. No Violation. Neither the execution and delivery of this Agreement nor the performance by Federal of its obligations hereunder nor the consummation of the transactions contemplated hereby will (i) contravene any provision of the certificate of incorporation or by-laws of Federal; (ii) violate any statute or law or any judgment, decree, order regulation or rule of any court or governmental authority to which Federal is subject or by which Federal or any of its assets or properties, are bound.

          d. Consents and Approvals of Governmental Authorities. Except as set forth in Schedule 1, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by or on behalf of Federal in connection with the execution, delivery or performance of this Agreement by Federal.

          e. Litigation. There are no actions or proceedings pending, or, to the best of Federal's knowledge, threatened, against Federal before any court, arbitrator or administrative governmental body which questions or challenges the validity of this Agreement or any action taken or proposed to be taken by Federal pursuant to this Agreement or in connection with the transactions contemplated hereby except as set forth on Schedule 2.

          f. Laws. By executing this Agreement and completing the transactions contemplated hereby Federal will not violate any State, Federal or Local statute, ordinance or regulation.

          g. Consideration. Federal confirms that Robertson-Ceco is making payment of $7,000,000 plus undertaking its other obligations hereunder in consideration for Federal's accepting the defenses of and liability for the New York Litigation and for carrying out its other obligations under this Agreement.

     Conditions to Federal's Obligations

     9. Each and every obligation of Federal under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction,on or before the Closing Date, of each of the following conditions:

          a. Representations and Warranties True. The representations and warranties of Robertson-Ceco contained herein, in any Schedules and Exhibits hereto and in all certificates and other documents delivered by Robertson-Ceco to Federal pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

          b. Performance. Robertson-Ceco shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, any referred to in this Section 9.

          c. Consents. All filings with and consents from government agencies and third parties required to consummate the transactions contemplated hereby shall have been obtained, except to the extent that Federal has waived the obtaining of any such consent by notifying Robertson-Ceco in writing at or prior to the Closing of such waiver.

          d. Transfer Instruments. Robertson-Ceco shall have delivered to Federal an assignment transferring to Federal the ownership of the Pettibone Note, its proceeds and the guarantee bond (referenced in section 3b. above) together with all other documents referred to in section 3 above.

          e. Certificates. Robertson-Ceco shall have furnished such certificates of its President or Vice President to evidence compliance with the conditions set forth in this Section 9 and any other certificates to evidence compliance with the conditions set forth in this Section as may be reasonably requested by Federal.

          f. Resolutions. Robertson-Ceco shall have furnished a copy of the resolutions adopted by the Board of Directors of Robertson-Ceco authorizing this Agreement and the transactions contemplated hereby, certified by a Secretary or Assistant Secretary.

          g. Absence of Litigation. There shall be no action or proceeding pending or threatened before any Federal, state or local court, governmental agency or regulatory body which seeks to invalidate or set aside, in whole or in part, this Agreement, to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or to obtain substantial damages in connection therewith.

     Conditions to Robertson-Ceco's obligations

     10. Each and every obligation of Robertson-Ceco under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

          a. Representations and Warranties True. The representations and warranties of Federal contained herein and in all certificates and other documents delivered by Federal to Robertson-Ceco pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

          b. Performance. Federal shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including without limitation, any referred to in this Section 10.

          c. Consents. All filings with and consents from government agencies and third parties required to consummate the transactions contemplated hereby shall have been obtained, except to the extent that making any such filing or obtaining any such consent has been waived in writing by Robertson-Ceco.

          d. Certificates. Federal shall have furnished a certificate of its President or Vice President certifying compliance with the conditions set forth in this Section 10 and any other certificates to evidence compliance with the conditions set forth in this Section 10 as may be reasonably requested by Robertson-Ceco.

          e. Absence of Litigation. There shall be no action or proceeding pending or threatened before any Federal, state or local court, governmental agency or regulatory body which seeks to invalidate or set aside, in whole or in part, this Agreement, to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or to obtain substantial damages in connection therewith.

     Certain Post-Closing Covenants

     11. Indemnity of Robertson-Ceco. Federal shall defend, indemnify, and hold harmless Robertson-Ceco, its officers, directors, employees, agents, predecessors, parent and/or subsidiaries from and against any and all claims pending in the New York Litigation as of the date of execution of this Agreement. Should any such claims give rise to a judgment against Robertson-Ceco or settlement requiring payment of money, Federal shall make such payment directly and shall not limit itself to reimbursing Robertson-Ceco.

     Nothing herein shall be construed as an obligation of Federal to defend, indemnify, hold harmless or reimburse Robertson-Ceco with respect to any other litigation other than the lawsuit defined as the New York Litigation on page 2 of this Agreement.

     Default by Robertson-Ceco, Acceleration of Payment

     12. In the event that Robertson-Ceco (a) fails to make any payment as required by this Agreement and does not cure such failure to pay within ten
(10) days after Federal gives Notice of such failure; (b) breaches the terms of this Agreement and fails to cure such breach within thirty (30) days after Federal gives Notice of such breach; or (c) is declared a bankrupt, makes an assignment for the benefit of creditors and/or seeks the protection of the bankruptcy laws; then, without limiting Federal's other rights or remedies, all payments remaining under the Robertson-Ceco Note shall become immediately due and payable.

     The Continuing New York Litigation

     13. Upon the Closing, the parties shall do the following with regard to the New York Litigation:

          a. Robertson-Ceco will cause legal counsel currently representing it in the New York Litigation (Ross & Cohen) to cease all further work on behalf of Robertson-Ceco and to withdraw from the case unless Federal decides to retain such counsel. Federal may, but is not obligated to, retain counsel of its choice (including Ross & Cohen if it so desires) to appear on behalf of Robertson-Ceco in the New York Litigation. Subsequent to the Closing, Federal shall be responsible for the defense of Robertson-Ceco as to all of the claims asserted against Robertson-Ceco as of the Closing in the New York Litigation. Subsequent to the Closing, Federal shall also control the prosecution of Robertson-Ceco's affirmative claims in the New York Litigation which Federal may pursue or not as it desires. Robertson-Ceco agrees that the manner of prosecution of Robertson-Ceco's affirmative claims or the lack of such prosecution and the settlement of such claims by Federal is at Federal's sole discretion and Robertson-Ceco shall make no claim against Federal of any sort due to any such action or omission to act by Federal.

          b. Robertson-Ceco shall cooperate fully with Federal with respect to the defense, prosecution, trial and/or settlement of the New York Litigation. Robertson-Ceco shall promptly make available to Federal, upon request, all documents and/or personnel which Federal believes are necessary for its defense and/or prosecution of the New York Litigation. Robertson-Ceco shall promptly sign all documents presented to it by Federal necessary in connection with the settlement, defense, prosecution and/or trial of the New York Litigation.

          c.   Robertson-Ceco shall cooperate with Federal to assist
Federal in obtaining the services of Michael Stoecker to assist Federal in the preparation for trial of the New York Litigation. Federal shall be responsible for any compensation to Mr. Stoecker.

          d. Federal shall have the sole discretion as to any settlement to be made on behalf of Robertson-Ceco, it being expressly agreed that Federal shall be solely responsible for paying any settlement, judgment and/or lien which may be made, executed or entered on or against Robertson-Ceco resulting from the claims pending in the New York Litigation as of the Closing to the extent that it exceeds any affirmative recovery by Robertson-Ceco in the New York Litigation.

          e. Federal shall pay all attorneys fees, costs and expenses incurred by Sacks Montgomery relating to the New York Litigation, regardless of whether such fees, costs or expenses were incurred prior to or subsequent to the execution of this Agreement. Robertson-Ceco shall have no liability for any fees or expenses of Sacks Montgomery and Federal shall not seek reimbursement or indemnification therefor from Robertson-Ceco.

          f. Federal shall have no liability for the attorneys fees, costs and expenses incurred by Ross & Cohen relating to the New York Litigation except in the event that Federal chooses to retain Ross & Cohen, in which case Federal shall be liable for Ross & Cohen's fees and expenses incurred thereafter.

     Survival of Representations and Warranties

     14. Notwithstanding (a) the making of this Agreement, (b) any examination made by or on behalf of the parties hereto and (c) the Closing hereunder, the representations and warranties of Robertson-Ceco and Federal contained in this Agreement, or in any document delivered pursuant to the provisions of this Agreement, as well as the Closing, the covenants and agreements required to be performed after the Closing or as conditions to the Closing (unless noncompliance with those covenants was waived in writing at the Closing) are neither waived by nor merged into the Closing.

     Amendment; Waiver

     15. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 15.

     Notices

     16. (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including telefax, telegraphic, telex or cable communication) and mailed, telefaxed, telegraphed, telexed, cabled or delivered:

               (i)  If to Federal, to:

                         Federal Insurance Company
                         Surety Claims Department
                         15 Mountain View Road
                         P.O. Box 1615
                         Warren, New Jersey 07061-1615
                         Attn.:  Walter J. Maxwell, Esq.

                    with a copy to:

                         Sacks Montgomery, P.C.
                         800 Third Avenue
                         New York, NY  10022
                         Attn.:  David E. Montgomery, Esq.


               (ii) If to Robertson-Ceco to:

                         Robertson-Ceco
                         222 Berkeley Street
                         Boston, Massachusetts 02116
                         Attn.:  George Pultz, General Counsel

                    with a copy to:

                         McDermott, Will & Emery
                         75 State Street
                         Boston, Massachusetts 02109
                         Attn.:  Cornelius Chapman, Jr., Esq.

          (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section (i) if delivered personally against proper receipt or by confirmed telefax or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender or (C) by telegraph or cable, shall be effective two business days following the date when mailed, couriered, telegraphed or cabled, as the case may be.

          Either party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     Assignment; Assumption

     17. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the parties hereto without the prior written consent of the other party. Any assignment which contravenes this Section 17 shall be void ab initio. Absent the prior written consent of Federal, Robertson-Ceco may not transfer its obligation to make payments of the amounts due under this Agreement to anyone. Should Robertson-Ceco attempt to have another entity assume the obligation for payment under this Agreement, such assumption will obligate the entity attempting to assume such obligation, but it will not release Robertson-Ceco from its said obligation; Robertson-Ceco and the said entity shall thereafter be jointly and severally liable to Federal for the payments due under the terms of this Agreement.

     Governing Law

     18. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     Counterparts

     19. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Headings

     20. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

     Entire Agreement

     21. This Agreement (which defined term includes the Schedules and Exhibits to this Agreement) embodies the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties with respect thereto. There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matters of this Agreement other than those expressly set forth or referred to herein. Nevertheless, except as the rights of Federal have been expressly limited with regard to the claims asserted in the New York Litigation as of the Closing Date, the General Agreement of Indemnity remains in full force and effect.

     Severability

     22. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable law as it shall then exist.

     No Third Party Beneficiaries

     23. Except as expressly stated, nothing in this Agreement is intended, nor shall anything in this Agreement be construed, to confer any rights, legal or equitable, in any Person other than the parties hereto and their respective successors and assigns.

     Change of Control

     24. Federal is entering into this Agreement in reliance, inter alia, upon the good faith intentions of the shareholders of Robertson-Ceco to pay the amounts due under this Agreement. Thus, Robertson-Ceco (a) shall have at least 30% of the ownership of the stock of Robertson-Ceco being held by Andrew Sage and Michael Heisley and (b) shall have as its chief executive officer and/or chairman of the board either Andrew Sage, Michael Heisley or both. Failure by Robertson-Ceco to maintain such stock ownership and executive officers shall constitute a material default by Robertson-Ceco under this Agreement which shall entitle Federal to immediate payment by Robertson-Ceco of all amounts remaining unpaid under this Agreement.

     No Admission

     25. This agreement reflects a settlement and compromise of the rights and obligations between Robertson-Ceco and Federal, undertaken for their own business reasons. Nothing contained herein is intended to be nor shall it be construed to constitute an admission by the parties hereto as to the validity of any claims advanced by Morgan and Tishman in the New York Litigation.

     Confidentiality

     26. This Agreement is intended to settle fully the Massachusetts Litigation. The terms of this Agreement are intended to be confidential, however. As a result, the parties each agree not to disclose the terms of this Agreement or even its existence except as is required by law. Further, should it be required that this Agreement be filed with the Court, then the parties shall jointly apply to the Court in the Massachusetts Litigation for an order that this Agreement be filed with such Court under seal and that the parties keep its terms confidential except to the extent that the law requires disclosure. The parties shall jointly apply to the Court in the Massachusetts Ligitation for an order that the papers heretofore filed therein be placed under seal.

     Miscellaneous

     27. The persons executing this Agreement in behalf of the parties hereto are duly authorized to execute, acknowledge and deliver this Agreement. Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                    Robertson-Ceco Corporation


                    By:_______________________________
                       Name:
                       Title:

                    Federal Insurance Company


                    By:_______________________________
                       Name:
                       Title: